EXHIBIT 10.1
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                      CUMMINGS PROPERTIES MANAGEMENT, INC.
                                  STANDARD FORM
                                COMMERCIAL LEASE

     In consideration of the covenants herein contained, Cummings Properties Management, Inc., hereinafter called LESSOR, does hereby lease to Worldwide Information, Inc. (a MA Corp.), 64 Central Street, Georgetown, MA 01833 hereinafter called LESSEE, the following described premises, hereinafter called the leased premises, (including 15.4% common area) at 400 Cummings Center, Suite 450C, Beverly, MA 01915.

     T0 HAVE AND HOLD the leased premises for a term of five (5) years commencing at noon on August 11, 1997 and ending at noon on July 30, 2002 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises.

     1. RENT. LESSEE shall pay to LESSOR base rent at the rate of thirty seven thousand ninety-two (37,092,00) U.S. dollars per year, drawn on a U.S, bank, payable in advance in monthly Installments of $3,091.00 - on the first day of each calendar month in advance, the first monthly payment to be made upon LESSEE'S execution of this lease, including payment in advance of appropriate fractions of a monthly payment for any portion of a month at the commencement or end of said lease term. All payments shaft be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate. If the "Cost of Living" has Increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted In proportlonto any increase in the Index. All such adjustments shall take place with the rent due on January 1 of each year during the lease term, The base month from which to determine the amount of each increase in the index shall be January 1997, which figure shall be compared with the figure for November 1997, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. In the event that the Consumer Price index as presently computed is discontinued as a measure of "Cost of Living" changes, any adjustment shall then be made on the basis of a comparable index then in general use.

     2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of six thousand one hundred (6,100.00) dollars upon the execution of this lease by LESSEE, which shall be held as security for LESSEE's performance as herein provided and refunded to LESSEE without Interest at the end of this lease, subject to LESSEE's satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to payment of the last month's rent. In the event of any default or breach of this lease by LESSEE, LESSOR shall immediately apply the security deposit first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall be responsible for restoring said deposit forthwith, and failure to do so shall be considered a substantial default under the lease. LESSEE'S failure to remit the full security deposit or any portion thereof when due shall also constitute a substantial lease default.

     3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of executive and administrative offices.

     4, ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building of which the leased premises are a part) of any increase in the real estate taxes levied against the land and building of which the leased premises are a part (hereinafter called the building), whether such increase is caused by an increase in the tax rate, or the assessment on the property, or a change in the method of determining real estate taxes. LESSEE shall make payment within thirty (30) days of written notice from LESSOR that such increased taxes are payable, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 1997. In the event that the building was not assessed as a completed structure as of the aforementioned date, then the base assessment shall be as of the first date when the building is assessed as a completed structure.

     5. UTILITIES. LESSOR shall provide equipment per LESSOR's building standard specifications to heat the leased premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water and sewer. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined either by separate meters serving the leased premises or as, a proportionate share of the utility charges for the building if not separately metered. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building, No plumbing, construction or electrical work of any type shall be done without LESSOR's prior written approval and LESSEE obtaining the appropriate municipal permit.

     6. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noisy, offensive, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker's Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE's occupancy. LESSEE shall be responsible for causing the leased premises and any alterations by LESSEE which are allowed hereunder to be in full compliance with any, applicable statute, regulation, ordinance or bylaw.

     7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within thirty (30) days of intention to restore the leased premises, or (b) LESSOR falls to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fee, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment,

     8. FIRE INSURANCE, LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office (or successor), local Fire Department, LESSOR'S insurer, or any similar body. LESSEE shall on demand reimburse LESSOR, and all other tenants, all extra insurance premiums caused by LESSEE's use of the leased premises. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours.

     9. MAINTENANCE OF PREMISES. LESSOR will be responsible for all structural maintenance of the leased premises and for the normal daytime maintenance of all space heating and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE or others, chemical, water or corrosion damage from any source, and maintenance of any non "building standard" leasehold improvements. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, normal wear and tear and damage by fire or other casualty only excepted, and whenever necessary, to replace light bulbs, plate glass and other glass therein, acknowledging that the leased promises are now in good order and the light bulbs and glass whole. LESSEE will properly control or vent all solvents, degreasers, smoke, odors, etc. and shall not cause the area surrounding the leased premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any acid or corrosive substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises includes any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. LESSEE will protect any carpet with plastic or masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR'S expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in air conditioning equipment or electrical capacity, or any installation and/or maintenance of equipment which is necessitated by some specific aspect of LESSEE'S use of the leased premises shall be at LESSEE'S expense. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.

     10. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations provided LESSOR consents thereto in writing. All such allowed alterations shall be at LESSEE's expense and shall conform with LESSOR'S construction specifications. If LESSOR or LESSOR's agent provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, any just invoice will be promptly paid. LESSEE shall not permit any mechanics liens, or similar liens, to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR. Any alterations completed by LESSOR shall be LESSOR's "building standard" unless noted otherwise. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the building.

     11. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other firm or individual to occupy the whole or any part of the leased premises without LESSOR's prior written consent. Notwithstanding such assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. LESSEE shall pay LESSOR promptly for legal and administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.

     12. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments In the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

     13. LESSOR'S ACCESS. LESSOR or agents of LESSOR may at any reasonable time enter to view the leased premises, to make repairs and alterations as LESSOR should elect to do for the leased premises, the common areas or any other portions of the building, to make repairs which LESSEE is required but has failed to do, and to show the leased premises to others.

     14. SNOW REMOVAL. The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, stairs and loading areas serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSOR. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE's agents, representatives, employees, callers or invitees for damage or personal injury resulting in any way from snow or ice on any areas serving the leased premises.

     15. ACCESS AND PARKING. LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. Said parking areas plus any stairs, walkways, elevators or other common areas shall in all cases be considered a part of the leased premises when they are used by LESSEE or LESSEE's employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to the building, and will conform to all rules and regulations now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the building, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. No unattended parking will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from December 1 through March 31 annually such parking shall be permitted only in those areas specifically designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's agents, employees, invitees or callers, at any time. LESSOR shall not be responsible for providing any security services for the leased premises.

     16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all parsons whomsoever occurring in or on the leased premises (including any common areas that are considered part of the leased premises hereunder) from whatever cause arising, and damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE; and LESSEE agrees to indemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgements and attorney's fees caused by or in any way growing out of any matters aforesaid, except for death, personal injuries or property damage directly resulting from the sole negligence of LESSOR.

     17. INSURANCE. LESSEE will secure and carry at its own expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises (including any common areas that are considered part of the leased premises hereunder) or their use by LESSEE, such policy to insure LESSEE, LESSOR and OWNER against any claim up to One Million (1,000,000) Dollars in the case of any one accident involving bodily injury (including death), and up to One Million (1,000,000) Dollars against any claim or damage to property. LESSOR and OWNER shall be included in any such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved by LESSOR. LESSEE will file with LESSOR prior to occupancy certificates and any applicable riders or endorsements showing that such Insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each insured. In the event LESSEE shall fail to provide or maintain such insurance at any time during the term of this lease, then LESSOR may elect to contract for such insurance at LESSEE's expense.

     18. SIGNS. LESSOR authorizes, and LESSEE at LESSEE's expense agrees to erect, signage for the leased premises in accordance with LESSOR's building standards far style, size, location, etc. LESSEE shall obtain the prior written consent of LESSOR before erecting any sign on the leased premises, which consent shall include approval as to size, wording, design and location. LESSOR may remove and dispose of any sign not approved, erected or displayed in conformance with this lease.

     19. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker* or third person with respect to this lease, and LESSEE agrees to indemnify LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.

*except Cynthia Carney of Carney and Company

     20. DEFAULT AND ACCELERATION OF RENT. In the event that: (a) any assignment for the benefit of creditors, trust mortgage, receivership, or any other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE's property; (b) LESSEE shall default in the observance or performance of any of LESSEE'S covenants, agreements, or obligations hereunder, other than substantial mandatory payments as provided below, and such default shall not be corrected within ten (10) days after written notice thereof; or (c) LESSEE vacates the leased premises, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease, If LESSEE shall default in the payment of the security deposit, rent, taxes, substantial invoice from LESSOR or LESS0R's agent for goods and/or services or other sum herein specified, and such default shall continue for ten (10) days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then in addition to the foregoing remedies the entire balance of rent which is due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time. LESSEE shall pay LESSOR interest at the rate of eighteen
(18) percent per annum on any payment from LESSEE to LESSOR which is past due.


     21. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when left at the leased premises addressed to LESSEE, or served by constable or sent to the leased premises by certified mail, return receipt requested, postage prepaid, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or delivered to LESSOR by certified mail, return receipt requested, postage prepaid, addressed to LESSOR at 200 West Cummings Park, Woburn, MA
01801 or at LESSOR's last designated address. No oral notice or representation shall have any force or affect. Time is of the essence in service of any notice.

     22. OCCUPANCY. In the event that LESSEE takes possession of said leased premises prior to the start of said term, LESSEE will perform and observe all of LESSEE's covenants from the date upon which LESSEE takes possession except the obligation for the payment of extra rent for any period of less than one month. LESSEE shall not remove LESSEE's goods or property from the leased premises other than in the ordinary and usual course of business, without having first paid and satisfied LESSOR for all rent which may become due during the entire term of this lease. LESSOR shall have the right to relocate LESSEE to another facility upon prior written notice to LESSEE and on terms comparable to those herein. In the event that LESSEE continues to occupy or control all or any part of the leased premises after the agreed termination of this lease without the written permission of LESSOR, then LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply except that rent shall be due in full monthly installments at a rate of one hundred fifty (150) percent of that which would otherwise be due under this lease, it being understood between the parties that such extended occupancy is as a tenant at sufferance and is solely for the benefit and convenience of LESSEE and as such has greater rental value. LESSEE's control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

     23. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, or any similar body

     24. OUTSIDE AREA. No goods, equipment, or things of any type or description shall be held or stored outside the leased premises at any time without prior written consent from LESSOR. Any goods, equipment or things left outside the leased premises without LESSOR's prior written consent shall be deemed abandoned and may be removed at LESSEE's expense without notice by LESSOR, LESSEE's shall have a building standard size dumpster in a location approved by LESSOR, provided and serviced at LESSEE's expense by whichever disposal firm may from time to time be designated by LESSOR, unless a shared dumpster or compactor is provided by LESSOR, in which case LESSEE shall pay its proportionate share of any costs associated therewith,

     25. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to heating equipment from solvents, degreasers, cutting oils, propellants, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time, and LESSEE shall be solely responsible for any and all corrosion or other damage associated with the use, storage and/or disposal of same by LESSEE.

     26. RESPONSIBILITY. Neither LESSOR nor OWNER shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source, or for the cessation of any service rendered customarily to said premises or buildings, or agreed to by the terms of this lease, due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or any cause beyond LESSOR's immediate control.

     27. SURRENDER. LESSEE shall at the termination of this lease remove all of LESSEE's goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, partitions, window blinds, floor coverings (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, telephone equipment, air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters, shelving or signs attached to walls or floors, all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings or equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor or ceiling, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply, drainage or venting systems serving the leased premises. LESSEE shall deliver the leased premises sanitized from any chemical or other contaminants, and broom clean and in the same condition as they were at the commencement of this lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear and damage by fire or other casualty only excepted. In the event LESSES's failure to remove any of LESSEE'S property from the leased premises upon termination of the lease. LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any such property at LESSEE'S expense, or to retain same under LESSOR's control, or to sell at public or private sale (without notice), any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such abandoned property. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

     28. GENERAL. Unenforceability of any provision of this lease shall not affect or render invalid or unenforcable any other provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon or and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable only for obligations occurring while lessor, owner, or master lessee of the premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has occurred and only in a court of the Commonwealth of Massachusetts. (d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director, shareholder, or beneficiary of the trust or corporation individually. (e) If LESSOR is not the OWNER of the leased promises, LESSOR represents that said OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (f) This lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between said parties. No other oral or written representation shall have any effect hereon, and this agreement may not be altered, extended or amended except by written agreement attached hereto or as otherwise provided herein. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date, and a proportionate abatement of rent for such time as LESSEE may be deprived of possession of said leased premises shall be LESSEE's sole remedy. (j) Neither the submission of this lease form, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that this lease shall not bind either party in any manner whatsoever until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is in default of any terms or conditions hereof. (l) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (m) No endorsement by LESSEE on any check shall bind LESSOR in any way.

     29. SECURITY AGREEMENT. LESSEE hereby grants LESSOR a continuing security interest in all existing or hereafter acquired property of LESSEE which is in the leased premises to secure the payment of rent, the cost of leasehold improvements, and the performance of any other obligations of LESSEE under this lease. Default in the payment or performance of any of LESSEE's obligations hereunder is a default under this security agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. LESSEE also agrees to execute a UCC-1 Financing Statement and any other financing agreement required by LESSOR in connection with this security interest.

     30. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR, to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. IF LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

     31. AUTOMATIC FIVE-YEAR EXTENSIONS. This lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of five (5) years each unless LESSOR or LESSEE shall serve written notice, either party to the other, of either party's desire not to so extend the lease. The time for serving such written notice shall be not more than twelve (12) months or less than six (6) months prior to the expiration of the then current lease period. Time is of the essence.

     32. ADDITIONAL PROVISIONS. (Continued on attached rider(s) if necessary.)


     32a. *LESSOR, at LESSOR's cost, shall modify the leased premises according to a mutually agreed upon plan attached hereto before or about the time LESSEE takes possession of the leased premises.




                               See Attached Rider




     IN WITNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals and intend to be legally bound hereby this 11th day of July, 1997.

LESSOR:  CUMMINGS PROPERTIES MANAGEMENT, INC.
By:  /s/ WS Cummings
   -----------------------------------
President

LESSEE:  WORLDWIDE INFORMATION INC.
By:  /s/ Jon Latorella
   -----------------------------------
   Jon Latorella

                                    GUARANTY

     IN CONSIDERATION of the making of the above lease by Cummings Properties Management, Inc. with Worldwide Information, Inc. at the request of the undersigned and in reliance on this guaranty, the undersigned (GUARANTOR) hereby personally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all terms, conditions, covenants and agreements of the lease, any amendments thereto and any extensions or assignments thereof, and the undersigned promises to pay all expenses, including reasonable attorney's fees, incurred by LESSOR in enforcing all obligations of LESSEE under the lease or incurred by LESSOR in enforcing this guaranty. LESSOR's consent to any assignments, subleases, amendments and extensions by LESSEE or to any compromise or release of LESSEE's liability hereunder, with or without notice to the undersigned, or LESSOR's failure to notify the undersigned of any default and/or reinstatement of the lease by LESSEE, shall not relieve the undersigned from liability as GUARANTOR.

     IN WITNESS WHEREOF, the undersigned GUARANTOR has hereunto set his/her/its hand and common seal intending to be legally bound hereby this 17th day of June, 1997. /s/ Jon Latorella

                        RIDER TO LEASE (CUMMINGS CENTER)

The following special provisions are incorporated into and made a part of the attached lease,

     A. MANAGEMENT RESPONSIBILITIES. LESSOR warrants and represents that in executing this lease, it is acting as the managing agent of Beverly Commerce Park, Inc. ("OWNER"), the owner of the property of which the leased premises are a part, known as Cummings Center ("the Property"), and is authorized to execute this lease in that capacity.

     B. IMPROVEMENTS. LESSEE hereby grants LESSOR access to the leased premises to perform such alterations or improvements as LESSOR elects, including without limitation the installation of new windows, new electrical equipment, new heating equipment and/or new cooling equipment. Any such work shall be performed in accordance with LESSOR's standard construction specifications and with LESSOR's standard interior finishes, and unless otherwise provided shall be at LESSOR's sole expense. LESSEE agrees to promptly move any equipment, furniture, furnishings, inventory and other property as requested by LESSOR to enable LESSOR to perform said work, and LESSEE further agrees to indemnify and hold harmless LESSOR and LESSOR'S agents, contractors, employees and representatives for any damage arising out of said work.

     C. CONSTRUCTION PRECAUTIONS. LESSEE acknowledges that both asbestos containing material and presumed asbestos containing material are present at the Property both in thermal system insulation end in surfacing material, such as wall panels, floor tile and other building components. LESSEE agrees not to disturb such materials without prior written notice to LESSOR and full compliance with all applicable laws, and to take all precautions required under training, work practice or other applicable regulations in connection with any construction activity that is permitted under this lease.

     D. UTILITY CHARGES. In connection with LESSEE's charges for heat and electricity pursuant to Section 5 above, if the premises have a separate electric meter, LESSEE shall pay both charges that are separately metered at the leased premises and a proportionate share of the charges for operating the central boiler, chiller and corridor lighting serving the building.

     E. ELECTRIC SERVICE. LESSEE hereby agrees that in the event its average electricity use at the leased premises is expected to exceed 200 kW per month during the term of this lease, it will not self-generate, co-generate, or use a supplier of electrical distribution service other than Massachusetts Electric Company at the leased premises during the term of this LEASE or any extension(s) hereof.

     F. ADDITIONAL RENT. Notwithstanding the provisions of Section 4 above, LESSEE's proportionate share of any increase in real estate taxes shall be based on square footage leased by LESSEE as compared with the total leasable square footage of the Property of which the leased premises are a part, and not the building. Any such increase shall otherwise be paid in full accordance with the terms of Section 4.

     G. ACTIVITY AND USE RESTRICTION. The following activities and uses are expressly prohibited at the Property: residential uses (except for facilities for adult congregate care/assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the Property); child care, day care or public or private elementary or secondary schools; a public park, playground or playing field, or other activities involving more than casual contact with the ground; cultivation of out-of-doors fruits and vegetables destined for human consumption; and fishing or swimming in the ponds and other waterways on or adjacent to the Property. In addition, implementation of a health and safety plan is required for construction, utilities maintenance and other intrusive activities, which are likely to involve extensive exposure to or contact with subsurface soils at the Property. A Notice of Activity and Use Limitation providing further information has been recorded at the Essex South Registry of Deeds.

     H. SNOW REMOVAL. Notwithstanding any statement hereinabove to the contrary, LESSOR and not LESSEE shall arrange and pay for snow removal services on all common walkways serving the leased premises.

     I. JURY TRIAL. LESSOR and LESSEE hereby waive any and all rights to a jury trial in any summary process or eviction proceeding in any way arising out of the lease.

     J. PROPERTY SURVEILLANCE. LESSEE acknowledges that LESSOR may at any time be conducting ongoing surveillance of the Property by means of surveillance staff and remote television monitoring cameras in order to help reduce vandalism and/or other damage to the Property. Notwithstanding this surveillance, LESSEE acknowledges and agrees that, as provided in section 15 above, LESSOR is not thereby providing any security service for LESSEE and its employees, agents, invitees, contractors and representatives.

     K. * At any one time during the initial term of this lease, LESSEE may request larger similar space of approximately 4,000 square feet. LESSEE shall give LESSOR written notice of such requirement for larger space and shall then execute LESSOR'S then current standard form lease for such larger space in the same or other buildings of LESSOR at LESSOR's then current published rates within 3 business days of LESSOR's notification to LESSEE that said larger space will be available. If LESSOR does not offer such larger similar space within six MONTHS after receipt of written notice from LESSEE, then LESSEE shall have the option to terminate the unexpired portion of this lease, without penalty, and without any further obligation, either party to the other, after the expiration of the six month delivery period, by serving LESSOR with 30 days written notice to that effect within 30 days after expiration of the delivery period. Cancellation of the lease shall be LESSEE's exclusive remedy for any failure by LESSOR to offer such larger similar space or any breach by LESSOR of the provisions of this paragraph. Time is of the essence.


LESSOR: CUMMINGS PROPERTIES MANAGEMENT, INC.

By: /s/ W.S. Cummings
    ----------------------
       President

Date: 7/11/97
      -------


LESSEE: WORLDWIDE INFORMATION INC.

By: /s/ Jon R. Latorella
    ----------------------

                      CUMMINGS PROPERTIES MANAGEMENT, INC.
                                  STANDARD FORM

                             AMENDMENT TO LEASE # 1

     In connection with a lease currently in effect between the parties at 400 Cummings Center, Suite 450C, Beverly, Massachusetts, executed on June 17, 1997 and terminating July 30, 2002, and in consideration of the mutual benefits to be derived herefrom Cummings Properties Management, Inc., LESSOR, and Worldwide Information, Inc., LESSEE, hereby agree to amend said lease as follows:

     1. LESSOR, at LESSOR's sole cost and expense, will complete alteration and improvements within Suite 450C in accordance with the mutually agreed upon plan attached hereto.




     All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent shall be increased by $555.00 annually, from a total of $37,092.00 to a new annual total of $37,647.00 or $3,137.25 per month. Annual base rent for purposes of computing any future escalations thereon shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s) In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 28th day of July, 1997.

LESSOR: CUMMINGS PROPERTIES MANAGEMENT, INC.

By: /s/ W.S. Cummings
    ----------------------

LESSEE: WORLDWIDE INFORMATION, INC.

By: /s/ Jon Latorella
    ----------------------

                      CUMMINGS PROPERTIES MANAGEMENT, INC.
                                  STANDARD FORM

                              AMENDMENT TO LEASE #2

     In connection with a lease currently in effect between the parties at 100 Cummings Center, Suite 450C, Beverly, Massachusetts, executed on June 17, 1997 and terminating July 30, 2002, and in consideration of the mutual benefits to be derived herefrom Cummings Properties Management, Inc., LESSOR, and Worldwide Information, Inc., LESSEE, hereby agree to amend said lease as follows:

     1. *The size of the leased premises is hereby increased by approximately 1,248 square feet (including 15.4% common area), from approximately 3,104 square feet (including 15.4% common area) to a new total of approximately 4,352 square feet (including 15.4% common area) with the addition of suite 447C.

     2. LESSOR, at LESSOR's cost, shall modify Suite 447C according to a mutually agreed upon plan attached hereto before or about the time LESSEE takes possession of Suite 447C.







     All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent shall be increased by $14,913.00 annually, from a total of $38,023.47 to a new annual total of $52,936.47 or $4,411.37 per month. Annual base rent for purposes of computing any future escalations thereon shall be $52,412.34. This amendment shall be effective May 1, 1998 and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s). In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 3rd day of April, 1998.

LESSOR: CUMMINGS PROPERTIES MANAGEMENT, INC.

By: /s/ W.S. Cummings
    ----------------------

LESSEE: WORLDWIDE INFORMATION, INC.

By: /s/ Jon Latorella
    ----------------------

                      CUMMINGS PROPERTIES MANAGEMENT, INC.
                                  STANDARD FORM

                              AMENDMENT TO LEASE #3

     In connection with a lease currently in effect between the parties at 100 Cummings Center, Suites 450C and 447C, Beverly, Massachusetts, executed on July 11, 1997 and terminating July 30, 2002, and in consideration of the mutual benefits to be derived herefrom Cummings Properties Management, Inc., LESSOR, and Worldwide Information, Inc., LESSEE, hereby agree to amend said lease as follows:

     1. LESSOR, at LESSOR's cost, shall modify Suite 447C according to the attached Additional Work Authorization forms dated 4/1/98 and 4/7/98 before or about the time LESSEE takes possession of Suite 447C.








     All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent shall be increased by $355.68 annually, from a total of $52,936.47 to a new annual total of $53,292.15 or $4,441.01 per month. Annual base rent for purposes of computing any future escalations thereon shall be $52,764.50. This amendment shall be effective May 1, 1998 and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s). In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 6th day of May, 1998.

LESSOR: CUMMINGS PROPERTIES MANAGEMENT, INC.

By: /s/ W.S. Cummings
    ----------------------

LESSEE: WORLDWIDE INFORMATION, INC.

By: /s/ Jon Latorella
    ----------------------

                            CUMMINGS PROPERTIES, LLC
                                  STANDARD FORM

                              AMENDMENT TO LEASE #4

     In connection with a lease currently in effect between the parties at Suites 450C and 447C Cummings Center, Beverly, Massachusetts, executed on July 11, 1997 and terminating July 30, 2002, and in consideration of the mutual benefits to be derived herefrom Cummings Properties Management, Inc., LESSOR, and Worldwide Information, Inc., LESSEE, hereby agree to amend said lease as follows:

     1. *The size of the leased premises is hereby increased by approximately 323 square feet (including 15.4% common area), from approximately 4,352 square feet (including 15.4% common area) to a new total of approximately 4,675 square feet (including 15.4% common area) with the addition of Suite 349D.

     2. *The Security Deposit is hereby increased by $400.00 from $6,100.00 to a new total of $6,500.00. LESSEE shall pay this increase upon LESSEE's execution of this amendment.

     3. *LESSOR represents that Cummings Properties, LLC has succeeded to all interests of Cummings Properties Management, Inc. as LESSOR.


     This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent shall be increased by $2,890.85 annually, from a total of $54,505.73 to a new annual total of $57,396.58 or $4,783.05 per month. Annual base rent for purposes of computing any future escalations thereon shall be $55,563.00. This amendment shall be effective October 15, 1999 and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s).

     In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 20th day of October, 1999.

LESSOR: CUMMINGS PROPERTIES MANAGEMENT, INC.

By: /s/ Douglas Stephens
    ----------------------
      Executive Vice President

LESSEE: WORLDWIDE INFORMATION, INC.

By: /s/ Jon Latorella
    ----------------------

                            CUMMINGS PROPERTIES, LLC
                                  STANDARD FORM

                                LEASE ASSIGNMENT

     In connection with a lease currently in effect between the parties at 235M Cummings Center, Beverly, Massachusetts, executed on July 11, 1997 and terminating February 28, 2005, and in consideration of one dollar ($1.00) and other mutual benefits to be derived hereform, Cummings Properties, LLC, LESSOR, and Worldwide Information Inc., LESSEE, hereby agree to amend this lease as follows:

     1. LESSEE hereby assigns to LocatePlus.com, Inc. (a DE Corp.) (ASSIGNED) all LESSEE's right, title and interest in and to the lease effective December 1, 1999.

     2. LESSOR, as provided in the lease, hereby approves this assignment to ASSIGNEE. LESSOR acknowledges receipt of $350 towards its expenses in connection with this consent, and LESSEE shall, upon LESSEE's execution of this Lease Assignment, pay any additional charges that may be due.

     3. ASSIGNEE hereby agrees to accept this assignment in accordance with the lease and agrees to comply with all covenants, conditions and terms as fully as if, for purposes hereof, ASSIGNEE were LESSEE under the lease. Any references to LESSEE in the lease and any amendments thereto shall denote ASSIGNEE as well, unless the context does not permit such an interpretation.

     4. Notwithstanding the foregoing, however, in the event of any default by ASSIGNEE, LESSEE shall continue to remain liable to LESSOR, as provided in Section 11 of the lease, for the payment of all rent and for the full performance of all covenants and conditions to the lease and any amendments and extensions thereof.

     5. LESSEE hereby transfers to ASSIGNEE all LESSEE's right, title and interest in the $74,500 security deposit previously paid by LESSEE to LESSOR, and LESSOR shall have no further responsibility to LESSEE with respect thereto.

     6.   THIS PARAGRAPH DOES NOT APPLY.

     7. LESSOR agrees to refund the security deposit of $74,500 to ASSIGNEE at the end of the lease term in accordance with Section 2 of the lease, subject to satisfactory compliance with the conditions of the lease by LESSEE and ASSIGNEE.

     8. ASSIGNEE shall, upon its execution of this Lease Assignment, supply LESSOR with a certificate of insurance in the amount of $1,000,000.00 naming LESSOR and the owner of the building (OWNER) as additional insured. LESSOR and OWNER shall be included as additional insured using standard endorsement ISO Form CG 20.25.11.85 or another similar form specifically approved in advance by LESSOR.

     9. Any notices from LESSOR to LESSEE shall be served at 235M Cummings Center and otherwise in accordance with Section 21 of the lease. Any notices from LESSOR to ASSIGNEE shall be served at the leased premises and otherwise in accordance with Section 21 of the lease. In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 4th day of April, 1999.

LESSOR: CUMMINGS PROPERTIES MANAGEMENT, INC.

By: /s/ Douglas Stephens
    ----------------------
      Executive Vice President

LESSEE: WORLDWIDE INFORMATION, INC.

By: /s/ Robert A. Goddard, CFO
    --------------------------

ASSIGNEE: LOCATEPLUS.COM, INC.

By: /s/ Robert A. Goddard, CFO
    --------------------------

                            CUMMINGS PROPERTIES, LLC
                                  STANDARD FORM

                             AMENDMENT TO LEASE # 5

     In connection with a lease currently in effect between the parties at 450C, 447C and 349D Cummings Center, Beverly, Massachusetts, executed on July 11, 1997 and terminating July 30, 2002, and in consideration of the mutual benefits to be derived herefrom Cummings Properties, LLC, LESSOR, and LocatePlus.com, Inc. (a Delaware Corp.) f/k/a Worldwide Information, Inc., LESSEE, hereby agree to amend said lease as follows:

     1. *The location of the leased premises is hereby changed from 450C, 447C and 349D Cummings Center to 235M Cummings Center. As a result of this relocation, the size of the leased premises is hereby increased by approximately 27,375 square feet (including 15.4% common area), from approximately 4,675 square feet (including 15.4% common area) to a new total of approximately 32,050 square feet (including 15.49% common area). LESSEE shall vacate 450C, 447C and 349D Cummings Center on or before the effective date hereof, and any extended occupancy of said earlier facility beyond the effective date shall be governed by
          Section 22 of the lease. LESSEE shall upon vacating be responsible for any damage to said earlier facility in accordance with the lease, and shall promptly pay any just invoice thereof. Time is of the essence.

     2. *The security deposit is hereby increased by $68,000.00 from $6,500.00 to a new total of $74,500.00. LESSEE shall pay this increase upon LESSEE's execution of this amendment.

     3. *The current lease term is hereby extended for an additional term of two (2) years and seven (7) months and shall now terminate at noon on February 28, 2005.

     4. *LESSOR, at LESSOR's cost, shall modify 235M Cummings Center according to a mutually agreed upon plan attached hereto before or about the time LESSEE takes possession of 235M Cummings Center.

     5. The parties acknowledge and agree that approximately 3,032 square feet (including 15.4% common area) at 239P Cummings Center as shown on the attached plan are presently under lease from a third party whose lease terminates on or about September 30, 2004. Upon full execution of this amendment and full payment of the security deposit increase, LESSOR will use reasonable efforts to obtain possession of said premises from the existing tenant prior to the termination of its lease. In the event that LESSOR fails for any reason to deliver possession of said premises by the commencement date of this amendment, LESSEE may deduct $3,524.70 from each monthly rental payment (to be apportioned for any partial month's occupancy following delivery of possession) until such time as LESSOR delivers possession of said premises to LESSEE. This rent deduction shall be LESSEE's sole remedy for any delay in delivery of said premises.

     6. The parties acknowledge and agree that approximately 1,488 square feet (including 15.4% common area) at 239P Cummings Center as shown on the attached plan are presently under lease to a third party whose lease terminates on or about September 30, 2004. Upon full execution of this amendment and full payment of the security deposit increase, LESSOR will use reasonable efforts to obtain possession of said premises from the existing tenant prior to the termination of the lease. In the event that LESSOR fails for any reason to deliver possession of said premises by the commencement date of this amendment, LESSEE may deduct $1,729.80 from each monthly rental payment (to be apportioned for any partial month's occupancy following delivery of possession) until such time as LESSOR delivers possession of said premises to LESSEE. This rent deduction shall be LESSEE's sole remedy for any delay in delivery of said premises.

     7 *Provided LESSEE is not then in default of this lease or in arrears of any rent or invoice payments, LESSEE shall have a one-time option to cancel this lease, for any reason or no reason at all, effective February 28, 2003 by serving LESSOR with written notice to that effect on or before August 30, 2002, along with a simultaneous payment of $192,300.00 as a lease termination fee LESSEE shall also remain responsible for all damages to the leased premises in accordance with the lease and for rent and all other charges due under the lease, including without limitation utility charges and real estate tax increases, though the revised lease termination date. Time is of the essence. 8. *Paragraph K of the Rider to Lease is hereby deleted and of no further force or effect.

     This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent shall be increased by $387,700.15 annually, from a total of $59,396.85 to a new annual total of $447,097.00 or $37,258.08 per month. Annual base rent for purposes of computing any future escalations thereon shall be $418,238.54. This amendment shall be effective March 1, 2000 and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s). In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 29th day of September, 1999.

LESSOR: CUMMINGS PROPERTIES MANAGEMENT, INC.

By: /s/ Douglas Stephens
    ----------------------
      Executive Vice President

LESSEE: ROBERT A. GODDARD, CFO

By: /s/ Robert A. Goddard, CFO & Treasurer
    ----------------------

                            CUMMINGS PROPERTIES, LLC
                                  STANDARD FORM

                              AMENDMENT TO LEASE #6

In connection with a lease currently in effect between the parties at 235M Cummings Center, Beverly, Massachusetts, executed on July 11, 1997 and terminating February 28, 2005, and in consideration of the mutual benefits to be derived herefrom Cummings Properties, LLC LESSOR, and LocatePlus.com, Inc., LESSEE, hereby agree to amend said lease as follows:

     1. The size of the leased premises is hereby increased by approximately 31 square feet (including 15,4% common area), from approximately 32,050 square feet (including 15.4% common area) to a new total of approximately 32,081 square feet (including 15.4% common area), as a result of remeasuring the leased premises.

     2. LESSOR shall complete alterations and improvements within the leased premises in accordance with the attached Additional Work Authorization dated January 24, 2000. LESSEE agrees to pay $73,893.00 upon LESSEE's execution of this amendment as partial payment toward this work. The remainder, including interest at 10.75%, shall be included in the increased rent herein below.

     3. Section 7 of Amendment to Lease #5 is hereby deleted and replaced with the following: Provided LESSEE is not then in default of this lease or in arrears of any rent or invoice payments, LESSEE shall have a onetime option to cancel this lease, for any reason or no reason at all, effective February 28, 2003 by serving LESSOR with written notice to that effect on or before August 30, 2002, along with a simultaneous payment of $227,359.66 as a lease termination fee. LESSEE shall also remain responsible for all damages to the leased premises ill accordance with the lease and for rent and all other charges due under the lease, including without limitation utility charges and real estate tax increases, through the revised lease termination date. Time is of the essence.

     This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent shall be increased by $19,896.65 annually, from a total of $447,097.00 to a now annual total of $466,985.65 or $38.915.47 per month Annual base rent for purposes of computing any future escalations thereon shall be $436,843.45. This amendment shall be effective March 1, 2000 and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s).

     In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 24th day of February, 2000.

LESSOR: CUMMINGS PROPERTIES, LLC

By: /s/ Douglas Stephens
    ----------------------
Executive Vice President

LESSEE: LOCATEPLUS.COM, INC.

By: /s/ Robert A. Goddard, CFO
    --------------------------